                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 of Nexstar Broadcasting Group, Inc. of our report dated March 5, 2003, except as to Note 15, which is as of March 27, 2003 relating to the financial statements of Nexstar Broadcasting Group, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 17, 2003


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 of Nexstar Broadcasting Group, Inc. of our report dated September 12, 2003, except as to Note 17, which is as of November 6, 2003, relating to the financial statements of Quorum Broadcast Holdings, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 17, 2003


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 of Nexstar Broadcasting Group, Inc. of our report dated November 14, 2003, relating to the financial statement of Nexstar Broadcasting Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 17, 2003